Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in this Prospectus constituting a part of this Registration Statement on Amendment No. 3 to Form S-4 of our report dated March 30, 2022, relating to the financial statements of Executive Network Partnering Corporation, which is contained in that Prospectus. We also consent to the reference of our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

September 9, 2022